Exhibit 4.2

INVUITY, INC.

FOURTH AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT

February 6, 2015

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4.8	Effect of Amendment or Waiver	23
4.9	Severability	23
4.10	Aggregation of Stock	23
4.11	Entire Agreement	24
4.12	Delays or Omissions	24
4.13	Prior Agreement Superseded.	24

Schedule A – Schedule of Investors

Schedule B – Schedule of Key Holders

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FOURTH AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT

THIS FOURTH AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT (this “Agreement”) is made as of February 6, 2015, by and among INVUITY, INC., a California corporation (the “Company”), the investors listed on Schedule A hereto, referred to hereafter as the “Investors” and each individually as an “Investor” and the other shareholders of the Company listed on Schedule B hereto, referred to hereafter as the “Key Holders” and each individually as a “Key Holder,” Lighthouse and SVB.

RECITALS

WHEREAS: The Company, the Key Holders, and certain of the Investors (the “Prior Parties”) have previously entered into a Third Amended and Restated Investor Rights Agreement, dated as of February 28, 2014 (the “Prior Rights Agreement”), pursuant to which the Company granted such Investors certain registration rights, information rights and other rights.

WHEREAS: The undersigned Prior Parties desire to amend and restate in its entirety the Prior Rights Agreement and to accept the rights created pursuant hereto in lieu of the rights granted to them under the Prior Rights Agreement.

WHEREAS: Certain of the Investors are parties to the Series F Preferred Stock Purchase Agreement dated as of the date hereof between the Company and such Investors (the “Purchase Agreement”), such Investors’ obligations under which are conditioned upon the execution and delivery of this Agreement by such Investors, the Company, and the “Requisite Percentage” (as defined in the Prior Rights Agreement), which shall constitute written consent for waiver pursuant to Sections 2.13 and 2.14, as well as amendment of the Prior Rights Agreement in its entirety pursuant to Section 4.7 of the Prior Rights Agreement pursuant to the Purchase Agreement.

NOW, THEREFORE, in consideration of these premises and for other good and valid consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.	General Provisions

A.	Amendments of Prior Rights Agreement; Waiver of Right of First Offer.

Effective and contingent (i) upon execution of this Agreement by the Company and the Requisite Percentage (as defined in the Prior Rights Agreement), and (ii) upon the “Closing” under the Purchase Agreement, (A) the Prior Rights Agreement is hereby amended and restated in its entirety to read as set forth in this Agreement, and (B) the Company, the Key Holders, and the Investors hereby agree to be bound by the provisions hereof as the sole agreement of the Company, the Key Holders and the Investors with respect to registration rights of the Company’s securities and certain other rights, as set forth herein. The Investors that are Major Investors (as defined in the Prior Rights Agreement) hereby waive the Right of First Offer, including the notice requirements, set forth in Section 3.2 of the Prior Rights Agreement with respect to the issuance of Series F Preferred Stock.

1.1	Definitions

For purposes of this Agreement:

(a) “Common Stock” means the Common Stock of the Company.

(b) “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, or any similar successor federal statute and the rules and regulations thereunder, all as the same shall be in effect from time to time.

(c) “Form S-3” means such form under the Securities Act as in effect on the date hereof or any registration form under the Securities Act subsequently adopted by the SEC in lieu of Form S-3 that permits inclusion or incorporation of substantial information by reference to other documents filed by the Company with the SEC.

(d) “Holder” means any person owning or having the right to acquire Registrable Securities or any assignee of record thereof in accordance with Section 2.12 hereof and shall include, without limitation, Lighthouse.

(e) “Initial Offering” means the closing of the Company’s first firm commitment underwritten public offering of its Common Stock registered under the Securities Act.

(f) “Initiating Holders” shall have the meaning given to such term in Section 2.2(b) hereof.

(g) “Lighthouse” means Lighthouse Capital Partners VI, L.P.

(h) “Register,” “registered,” and “registration” refer to a registration effected by preparing and filing a registration statement or similar document in compliance with the Securities Act, and the declaration or ordering of effectiveness of such registration statement or document.

(i) “Registrable Securities” means (i) the Common Stock issuable or issued upon conversion of the Shares, (ii) shares of Common Stock issued to those individuals and in the amounts set forth on Schedule B attached hereto (the “Key Holder Shares”); provided, however, that such shares of Common Stock shall not be deemed to be Registrable Securities and the aforementioned individuals shall not be deemed Holders for the purposes of Sections 2.2 and 2.4 (as applicable), (iii) all shares of Common Stock of the Company now or hereafter held by Lighthouse, including, without limitation, the shares of Common Stock issued or issuable upon conversion of the shares of Series B Preferred Stock or any other convertible securities now or hereafter held by Lighthouse (including without limitation the Series B Preferred Stock or other securities issued or issuable upon exercise of warrants to purchase Series B Preferred Stock or such other securities now or hereafter held by Lighthouse) or any shares of Common Stock otherwise issuable under warrants held by Lighthouse, and (iv) any

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Common Stock of the Company issued as (or issuable upon the conversion or exercise of any warrant, right or other security that is issued as) a dividend or other distribution with respect to, or in exchange for or in replacement of the shares referenced in (i), (ii) and (iii) above, excluding in all cases, however, any Registrable Securities sold by a Holder in a transaction in which such Holder’s rights under Section 2 are not assigned. Notwithstanding the foregoing, Registrable Securities shall not include any securities (i) sold by a person to the public either pursuant to a registration statement or Rule 144, (ii) sold in a private transaction in which the transferor’s rights under Section 2 of this Agreement are not assigned or (iii) held by a Holder (together with its affiliates) if, as reflected on the Company’s list of shareholders, such Holder (together with its affiliates) holds less than 1% of the Company’s outstanding Common Stock (treating all shares of Preferred Stock on an as converted basis), the Company has completed its Initial Offering and all shares of Common Stock of the Company issuable or issued upon conversion of the Shares held by and issuable to such Holder (and its affiliates) may be sold pursuant to Rule 144 during any ninety (90) day period.

(j) The number of shares of “Registrable Securities then outstanding” shall be determined by the number of shares of Common Stock outstanding which are, and the number of shares of Common Stock issuable pursuant to then exercisable or convertible securities which are exercisable or convertible into, Registrable Securities.

(k) “Registration Expenses” shall mean all expenses, other than Selling Expenses, incurred by the Company in complying with Sections 2.2, 2.3 and 2.4 hereof, including, without limitation, all registration and filing fees, printing expenses, fees and disbursements of counsel and accountants for the Company, reasonable fees and disbursements not to exceed fifty thousand dollars ($50,000) for one special counsel for the Holders, blue sky fees and expenses and the expense of any special audits incident to or required by any such registration (but excluding the compensation of regular employees of the Company which shall be paid in any event by the Company).

(l) “Rule 144” shall mean Rule 144 of the Securities Act.

(m) “SEC” shall mean the Securities and Exchange Commission or any other federal agency at the time administering the Securities Act.

(n) “Securities Act” means the Securities Act of 1933, as amended, or any similar successor federal statute and the rules and regulations thereunder, all as the same shall be in effect from time to time.

(o) “Selling Expenses” shall mean all underwriting discounts and selling commissions applicable to the sale of securities.

(p) “Shares” shall mean the Company’s Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock and Series F Preferred Stock held by the Investors listed on Schedule A hereto and their permitted assigns and the Series B Preferred Stock, Series C Preferred Stock and Series E Preferred Stock issuable upon exercise of the Warrants.

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(q) “Special Registration Statement” shall mean (i) a registration statement relating to any employee benefit plan, (ii) any registration statements with respect to any corporate reorganization or transaction as defined under Rule 145 of the Securities Act and any registration statements related to the issuance or resale of securities issued in such a transaction, (iii) a registration related to stock issued upon conversion of debt securities, or (iv) any registration on any form which does not include substantially the same information as would be required to be included in a registration statement covering the sale of the Registrable Securities.

(r) “SVB” shall mean Silicon Valley Bank and its affiliates, which shall be deemed to be a Holder, except with respect to Sections 2.2, 2.14, 3 and 4.7 of this Agreement.

(s) “Warrants” shall mean those certain warrants to purchase Series B Preferred Stock, Series C Preferred Stock and Series E Preferred Stock, issued and outstanding as of the date of this Agreement.

(t) “Wellington Investor” shall mean each of the following entities: Hadley Harbor Master Investors (Cayman) L.P. and The Hartford Capital Appreciation Fund.

2.	Restrictions on Transfer; Registration

2.1	Restrictions on Transfer

(a) Each Holder agrees not to make any disposition of all or any portion of the Shares or Registrable Securities unless and until:

(i) there is then in effect a registration statement under the Securities Act covering such proposed disposition and such disposition is made in accordance with such registration statement;

(ii) such disposition is completed in compliance with Rule 144; or

(iii) (A) The transferee has agreed in writing to be bound by the terms of this Agreement, (B) such Holder shall have notified the Company of the proposed disposition and (C) if reasonably requested by the Company, such Holder shall have furnished the Company with an opinion of counsel, reasonably satisfactory to the Company, that such disposition will not require registration of such shares under the Securities Act.

It is agreed that the Company will not require opinions of counsel for transactions made pursuant to Rule 144 except in unusual circumstances. After its Initial Offering, the Company will not require the transferee to be bound by the terms of this Agreement, but in such case, the transferee shall not be entitled to the benefits of this Agreement.

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(b) Notwithstanding the provisions of Section 2.1(a) above, no such restriction shall apply to a transfer that does not involve a change in beneficial ownership, or to a transfer by a Holder that is (A) a partnership transferring to its partners, limited partners, former partners, former limited partners, or to estates of any of its partners or limited partners in accordance with partnership interests, (B) a corporation transferring to a subsidiary, parent, or other affiliate, (C) a limited liability company transferring to its members, former members or to the estates of any of its members, in accordance with their interest in the limited liability company, or (D) an individual transferring to the Holder’s family member or trust for the benefit of an individual Holder; provided that in each case the transferee will agree in writing to be subject to the terms of this Agreement to the same extent as if such transferee were an original Holder hereunder.

(c) Each certificate representing Shares or Registrable Securities shall be stamped or otherwise imprinted with legends substantially similar to the following (in addition to any legend required under applicable state securities laws):

“THE SALE, PLEDGE, HYPOTHECATION OR TRANSFER OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE IS SUBJECT TO THE TERMS AND CONDITIONS OF A CERTAIN INVESTOR RIGHTS AGREEMENT BY AND BETWEEN THE SHAREHOLDER AND THE COMPANY. COPIES OF SUCH AGREEMENT MAY BE OBTAINED UPON WRITTEN REQUEST TO THE SECRETARY OF THE COMPANY.”

(d) The Company shall be obligated to reissue promptly unlegended certificates at the request of any Holder thereof if the Company has completed its Initial Offering and the Holder shall have obtained an opinion of counsel (which counsel may be counsel to the Company) reasonably acceptable to the Company to the effect that the securities proposed to be disposed of may lawfully be so disposed of without registration, qualification and legend.

(e) Any legend endorsed on an instrument pursuant to applicable state securities laws and the stop-transfer instructions with respect to such securities shall be removed upon receipt by the Company of an order of the appropriate blue sky authority authorizing such removal.

2.2	Demand Registration

(a) Subject to the conditions of this Section 2.2, if the Company shall receive at any time after the earlier of (i) five (5) years from the Closing (as defined in the Purchase Agreement) and (ii) six (6) months after the effective date of the registration statement for the Initial Offering (other than a Special Registration Statement), a written request from the Holders of at least forty percent (40%) of the Registrable Securities then outstanding that the Company file a registration statement under the Securities Act covering the registration of Registrable Securities having an anticipated aggregate offering price in excess of $5,000,000, then the Company shall:

(i) within twenty (20) days of the receipt thereof, give written notice of such registration request to all Holders; and

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(ii) file as soon as practicable a registration statement under the Securities Act covering all Registrable Securities that the Holders request to be registered, subject to the limitations of Section 2.2(b).

(b) If the Holders initiating the registration request hereunder (“Initiating Holders”) intend to distribute the Registrable Securities covered by their request by means of an underwriting, they shall so advise the Company as a part of their request made pursuant to Section 2.2(a) and the Company shall include such information in the written notice referred to in Section 2.2(a)(i). The underwriter or underwriters shall be selected by the Initiating Holders with the consent of the Company (not to be unreasonably withheld). In such event, the right of any Holder to include such Holder’s Registrable Securities in such registration shall be conditioned upon such Holder’s participation in such underwriting and the inclusion of such Holder’s Registrable Securities in the underwriting to the extent provided herein. All Holders proposing to distribute their securities through such underwriting shall together with the Company, enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting. Notwithstanding any other provision of this Section 2.2, if the underwriter advises the Initiating Holders in writing that marketing factors require a limitation of the number of shares to be underwritten, then the Initiating Holders shall so advise all Holders of Registrable Securities that would otherwise be underwritten pursuant hereto, and the number of shares of Registrable Securities that may be included in the underwriting shall be allocated among, all Holders thereof, including the Initiating Holders, in proportion (as nearly as practicable) to the amount of Registrable Securities owned by each Holder or in such other proportions as shall be mutually agreed to by a majority in interest of such Initiating Holders; provided, however, that the number of shares of Registrable Securities to be included in such underwriting shall not be reduced unless all other securities are first entirely excluded from the underwriting. Any Registrable Securities excluded or withdrawn from such underwriting shall be withdrawn from the registration.

The registration statement filed pursuant to the request of the Initiating Holders may, subject to the provisions of Section 2.8 and the provisions of this Section 2.2(b), include other securities of the Company with respect to which registration rights have been granted, and may include securities of the Company being sold for the account of the Company.

(c) Notwithstanding the foregoing, if the Company shall furnish to the Initiating Holders a certificate signed by the Chief Executive Officer or President of the Company stating that in the good faith judgment of the Board of Directors of the Company, it would be seriously detrimental to the Company and its shareholders for such registration statement to be filed and it is therefore essential to defer the filing of such registration statement, the Company shall have the right to defer taking action with respect to such filing for a period of not more than ninety (90) days after receipt of the request of the Initiating Holders, provided that such right shall be exercised by the Company not more than once in any twelve (12)-month period.

(d) The Company shall not be obligated to effect, or to take any action to effect, any registration pursuant to this Section 2.2:

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(i) after the Company has effected two (2) registrations pursuant to this Section 2.2 (counting for these purposes only (x) registrations which have been declared or ordered effective and pursuant to which securities have been sold and (y) demand registrations under this Section 2.2 which have been forfeited or withdrawn by the Holders in accordance with Section 2.7;

(ii) during the period starting with the date sixty (60) days prior to the Company’s good faith estimate of the date of filing of, and ending on a date one hundred eighty (180) days after the effective date of, a registration subject to Section 2.3 hereof; provided that the Company is actively employing in good faith all reasonable efforts to cause such registration statement to become effective;

(iii) if within thirty (30) days of receipt of a written request from Initiating Holders pursuant to Section 2.2(a), the Company gives notice to the Holders of the Company’s intention to file a registration statement for a public offering, other than pursuant to a Special Registration Statement within ninety (90) days;

(iv) if the Initiating Holders propose to dispose of shares of Registrable Securities that may be immediately registered on Form S-3 pursuant to a request made pursuant to Section 2.4 below; or

(v) in any particular jurisdiction in which the Company would be required to qualify to do business or to execute a general consent to service of process in effecting such registration, qualification or compliance.

2.3 Piggyback Registration Rights. If (but without any obligation to do so) the Company proposes to register (including for this purpose a registration effected by the Company for shareholders other than the Holders) any of its Common Stock under the Securities Act in connection with a firm commitment underwritten public offering solely of such Common Stock and solely for cash (other than a Special Registration Statement), the Company shall, at such time, promptly give each Holder written notice of such registration. Upon the written request of each Holder given within ten (10) days after provision of written notice by the Company in accordance with Section 4.5, the Company shall, subject to the provisions of Section 2.8, cause to be registered under the Securities Act all of the Registrable Securities that each such Holder has requested to be registered.

2.4 Form S-3 Registration Rights. In case the Company shall receive a written request from the Holders that the Company effect a registration on Form S-3 with respect to all or a part of the Registrable Securities owned by such Holders, the Company will:

(a) promptly give written notice of the proposed registration, and any related qualifications or compliances to all other Holders; and

(b) as soon as practicable, effect such registration and all such qualifications and compliances as may be so requested and as would permit or facilitate the sale and distribution of all or such portion of such Holder’s or Holders’ Registrable Securities as are specified in such request, together with all or such portion of the Registrable Securities of any other Holder or Holders joining in such request as are specified in a written request given within ten (10) days after provision of written notice by the Company in accordance with Section 4.5; provided, however, that the Company shall not be obligated to effect any such registration pursuant to this Section 2.4:

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(i) if Form S-3 is not available for such offering by the Holders;

(ii) if the Holders, together with the holders of any other securities of the Company entitled to inclusion in such registration, propose to sell Registrable Securities and such other securities (if any) at an aggregate price to the public (before deduction of any Selling Expenses) of less than $1,000,000;

(iii) if the Company shall furnish to the Holders requesting a registration statement a certificate signed by the Chief Executive Officer or President of the Company stating that in the good faith judgment of the Board of Directors of the Company, it would be seriously detrimental to the Company and its shareholders for such Form S-3 registration to be effected at such time, in which event the Company shall have the right to defer the filing of the Form S-3 registration statement for a period of not more than ninety (90) days after receipt of the request of the Holder or Holders under this Section 2.4, provided that such right shall be exercised by the Company not more than once in any twelve (12)-month period;

(iv) if the Company has, within the six (6) month period preceding the date of such request, already effected one (1) registration for the Holders pursuant to this Section 2.4;

(v) during the period starting with the date sixty (60) days prior to the Company’s good faith estimate of the date of filing of, and ending on a date one hundred eighty (180) days after the effective date of, a registration subject to Section 2.3 hereof; provided that the Company is actively employing in good faith all reasonable efforts to cause such registration statement to become effective;

(vi) if within thirty (30) days of receipt of a written request from Initiating Holders pursuant to Section 2.4(a), the Company gives notice to the Holders of the Company’s intention to file a registration statement for a public offering, other than pursuant to a Special Registration Statement within ninety (90) days; or

(vii) in any particular jurisdiction in which the Company would be required to qualify to do business or to execute a general consent to service of process in effecting such registration, qualification or compliance.

(c) Subject to the foregoing, the Company shall file a registration statement covering the Registrable Securities and other securities so requested to be registered as soon as practicable after receipt of the request of the Holders. Registrations effected pursuant to this Section 2.4 shall not be counted as demands for registration or registrations effected pursuant to Section 2.2.

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2.5 Obligations of the Company. Whenever required under this Section 2 to effect the registration of any Registrable Securities, the Company shall as expeditiously as reasonably possible:

(a) Prepare and file with the SEC a registration statement with respect to such Registrable Securities and use all reasonable efforts to cause such registration statement to become effective, and, upon the request of the Holders of a majority of the Registrable Securities registered thereunder, keep such registration statement effective for a period of up to one hundred twenty (120) days or until the distribution contemplated in the Registration Statement has been completed, if a shorter period (the “Effectiveness Period”); provided, however, that (i) the Effectiveness Period shall be extended for a period of time equal to the period the Holder refrains from selling any securities included in such registration at the request of an underwriter of Common Stock (or other securities) of the Company; and (ii) in the case of any registration of Registrable Securities on Form S-3 which are intended to be offered on a continuous or delayed basis, the Effectiveness Period shall be extended, if necessary, to keep the registration statement effective until all such Registrable Securities are sold up to one hundred eighty (180) days, provided that Rule 415, or any successor rule under the Securities Act, permits an offering on a continuous or delayed basis, and provided further that applicable rules under the Securities Act governing the obligation to file a post-effective amendment permit, in lieu of filing a post-effective amendment which (A) includes any prospectus required by Section 10(a)(3) of the Securities Act or (B) reflects facts or events representing a material or fundamental change in the information set forth in the registration statement, the incorporation by reference of information required to be included in (A) and (B) above to be contained in periodic reports filed pursuant to Section 13 or 15(d) of the Exchange Act in the registration statement. In the event that, in the judgment of the Company, it is advisable to suspend use of the prospectus relating to such registration statement for a discrete period of time (a “Deferral Period”) due to pending material corporate developments or similar material events that have not yet been publicly disclosed and as to which the Company believes public disclosure will be prejudicial to the interests of the Company, the Company shall deliver a duly adopted and effective resolution of the Board of Directors of the Company, certified by a duly authorized officer of the Company, to each Holder of Registrable Securities covered by such registration statement, to the effect of the foregoing and, upon receipt of such certificate, such Holders agree not to dispose of such Holders’ Registrable Securities covered by such registration or prospectus (other than in transactions exempt from the registration requirements under the Securities Act); provided, however, that such Deferral Period shall be no longer than sixty (60) days. The Effectiveness Period shall be extended for a period of time equal to such Deferral Period. In the event that a Holder receives a notice from the Company informing the Holder of the existence of a Deferral Period, such Holder shall be required to keep such existence confidential.

(b) Prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement.

(c) Furnish to the Holders of Registrable Securities covered by such registration statement such numbers of copies of a prospectus, including a preliminary prospectus, and any amendment or supplement thereto, all in conformity with the requirements of the Securities Act, and such other documents as they may reasonably request in order to facilitate the disposition of such Registrable Securities.

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(d) Use all reasonable efforts to register and qualify the securities covered by such registration statement under such other securities or Blue Sky laws of such jurisdictions as shall be reasonably requested by the Holders; provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions.

(e) In the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter of such offering. Each Holder participating in such underwriting shall also enter into and perform such Holder’s obligations under such an agreement.

(f) Notify each Holder of Registrable Securities covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the Securities Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. In the event that a Holder receives such a notice from the Company, the Holder agrees to keep such suspension confidential.

(g) Cause all such Registrable Securities registered pursuant hereunder to be listed on each securities exchange or automated quotation system on which similar securities issued by the Company are then listed.

(h) Provide a transfer agent and registrar for all Registrable Securities registered pursuant hereunder and a CUSIP number for all such Registrable Securities, in each case not later than the effective date of such registration.

(i) Use reasonable efforts to furnish, on the date that such Registrable Securities are delivered to the underwriters for sale, if such securities are being sold through underwriters, (i) an opinion, dated as of such date, of the counsel representing the Company for the purposes of such registration, in form and substance as is customarily given to underwriters in an underwritten public offering, addressed to the underwriters, if any, and (ii) a “comfort” letter dated as of such date, from the independent certified public accountants of the Company, in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering addressed to the underwriters.

2.6 Obligation to Effect Registration. The Company shall have no obligation to effect a registration with respect to any registration requested pursuant to Section 2.2 or Section 2.4 if the number of shares or the anticipated aggregate offering price of the Registrable Securities to be included in the registration does not equal or exceed the number of shares or the anticipated aggregate offering price required to originally trigger the Company’s obligation to initiate such registration as specified in Section 2.2 or Section 2.4, whichever is applicable.

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2.7 Expenses of Registration

(a) Except as specifically provided herein, all Registration Expenses incurred in connection with any registration pursuant to Section 2.2, 2.3 or 2.4 herein shall be borne by the Company. All Selling Expenses incurred in connection with any registrations hereunder shall be borne by the Holders of the securities so registered pro rata on the basis of the number of shares so registered.

(b) Notwithstanding Section 2.7(a), the Company shall not be required to pay for any expenses of any registration proceeding begun pursuant to Section 2.2 or Section 2.4 if the registration request is subsequently withdrawn at the request of the Holders of a majority of the Registrable Securities to be registered (in which case all participating Holders shall bear such expenses), unless the Holders of a majority of the Registrable Securities agree to forfeit their right to one demand registration pursuant to Section 2.2 or Section 2.4, as applicable; provided, however, that if at the time of such withdrawal, the Holders have learned of a material adverse change in the condition or business of the Company from that known to the Holders at the time of their request and have withdrawn the request with reasonable promptness following disclosure by the Company of such material adverse change, then the Holders shall not be required to pay any of such expenses and shall not be required to forfeit a demand registration pursuant to Section 2.2 or Section 2.4, as applicable.

2.8 Underwriting Requirements. In connection with any offering involving an underwriting of shares being issued by the Company, the Company shall not be required under Section 2.3 to include any of the Holders’ securities in such underwriting unless they accept the terms of the underwriting as agreed upon between the Company and the underwriters selected by it, and then only in such quantity as the underwriters determine in their sole discretion will not jeopardize the success of the offering by the Company. If the total amount of securities, including Registrable Securities, requested by shareholders to be included in such offering exceeds the amount of securities sold other than by the Company that the underwriters determine in their sole discretion is compatible with the success of the offering, then the Company shall be required to include in the offering only that number of such securities, including Registrable Securities, which the underwriters determine in their sole discretion will not jeopardize the success of the offering (the securities so included to be apportioned pro rata among the selling shareholders according to the total amount of securities entitled to be included therein owned by each selling shareholder or in such other proportions as shall mutually be agreed to by such selling shareholders); provided, however, that in no event shall the amount of securities of the selling Holders included in the offering be reduced below twenty-five percent (25%) of the total amount of securities included in such offering, unless such offering is the Initial Offering, in which case the selling shareholders may be excluded if the underwriters make the determination described above. In no event shall shares of Registrable Securities held by the Investors be excluded from such registration unless any other shares held by selling shareholders, including all Key Holder Shares have been completely excluded from such registration. For purposes of apportionment, for any selling shareholder that is a Holder of Registrable Securities and that is a partnership, limited liability company or corporation, the partners, retired partners, members, former members and shareholders of such Holder, or the estates and family members of any such partners and retired partners, members or former members and any trusts for the benefit of any of the foregoing persons and affiliates of such Holder shall be deemed to be a

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single “selling shareholder,” and any pro rata reduction with respect to such “selling shareholder” shall be based upon the aggregate amount of Registrable Securities owned by all entities and individuals included in such “selling shareholder,” as defined in this sentence.

2.9 Delay of Registration. No Holder shall have any right to obtain or seek an injunction restraining or otherwise delaying any such registration as the result of any controversy that might arise with respect to the interpretation or implementation of this Section 2.

2.10 Indemnification. In the event any Registrable Securities are included in a registration statement under this Section 2:

(a) To the extent permitted by law, the Company will indemnify and hold harmless each Holder of such Registrable Securities, the officers, directors, partners, members, controlling person of each such Holder, any underwriter (as defined in the Securities Act) for such Holder and each person, if any, who controls such Holder or underwriter within the meaning of the Securities Act or the Exchange Act, against any losses, claims, damages, or liabilities (joint or several) to which they may become subject under the Securities Act, the Exchange Act or other federal or state securities laws, insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively, a “Violation”): (i) any untrue statement or alleged untrue statement of a material fact contained in such registration statement, including any preliminary prospectus, free writing prospectus or final prospectus contained therein or any amendments or supplements thereto, (ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading, or (iii) any violation or alleged violation by the Company of the Securities Act, the Exchange Act, any state securities law or any rule or regulation promulgated under the Securities Act, the Exchange Act or any state securities law; and the Company will reimburse, as incurred, each such Holder, officer, director, partner, member, underwriter or controlling person, for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability, or action; provided, however, that notwithstanding anything to the contrary contained herein, the indemnification contained in this Section 2.10(a): (i) shall not apply to a claim by a Holder, officer, director, partner, member, underwriter or controlling person arising out of or based upon a Violation which occurs in reliance upon and in conformity with information furnished in writing to the Company by such person for such person expressly for inclusion in the registration statement or any such amendment thereof or supplement thereto, if such prospectus was timely made available by the Company pursuant to the terms of this Agreement; (ii) with respect to any preliminary prospectus, shall not inure to the benefit of any such person from whom the person asserting any such claim purchased the Registrable Securities that are the subject thereof (or to the benefit of any person controlling such person) if the untrue statement or omission of material fact contained in the preliminary prospectus was corrected in the prospectus, as then amended or supplemented, if such prospectus was timely made available by the Company pursuant to the terms hereof, and such Holder, officer, director, partner, member, underwriter or controlling person was promptly advised in writing not to use the incorrect prospectus prior to the use giving rise to a violation and such person, notwithstanding such advice, used it or failed to deliver the correct prospectus as required by the Securities Act and such correct prospectus was timely made available pursuant

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to the terms hereof; (iii) shall not be available to the extent such claim is based on a failure of such person to deliver or to cause to be delivered the prospectus made available by the Company, including a corrected prospectus, if such prospectus or corrected prospectus was timely made available by the Company pursuant to the terms of this Agreement; and (iv) shall not apply to amounts paid in settlement of any claim if such settlement is effected without the prior written consent of the Company, which consent shall not be unreasonably withheld.

(b) To the extent permitted by law, each selling Holder will indemnify and hold harmless the Company, each of its directors, each of its officers who has signed the registration statement, each person, if any, who controls the Company within the meaning of the Securities Act, any underwriter, any other Holder selling securities in such registration statement and any officer, director or controlling person of any such underwriter or other Holder, against any losses, claims, damages, or liabilities (joint or several) to which any of the foregoing persons may become subject, under the Securities Act, the Exchange Act or other federal or state securities laws insofar as such losses, claims, damages, or liabilities (or actions in respect thereto) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by such Holder expressly for use in connection with such registration; and each such Holder will reimburse, as incurred any legal or other expenses reasonably incurred by any person intended to be indemnified pursuant to this Section 2.10(b), in connection with investigating or defending any such loss, claim, damage, liability, or action; provided, however, that the indemnity agreement contained in this Section 2.10(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Holder, which consent shall not be unreasonably withheld; provided further, that, in no event shall any Holder’s cumulative aggregate liability under this Section 2.10(b) or under Section 2.10(c) or 2.10(d), or under such Sections collectively, exceed the aggregate gross proceeds (net of Selling Expenses) from the sale of the Registrable Securities received by such Holder from the shares sold by such Holder in the offering in question.

(c) Promptly after receipt by an indemnified party under this Section 2.10 of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 2.10, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party (together with all other indemnified parties that may be represented without conflict by one counsel) shall have the right to retain one separate counsel, with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action, if materially prejudicial to its ability to defend such action, shall relieve such indemnifying party of any liability to the indemnified party under this Section 2.10 to the extent of such prejudice, but the omission so to deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 2.10. An

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indemnifying party shall not, without the prior written consent of the indemnified parties, settle, compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification may be sought hereunder by such indemnified parties (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes a release of such indemnified party reasonably acceptable to such indemnified party from all liability arising out of such claim, action, suit or proceeding or unless the indemnifying party shall confirm in a written agreement reasonably acceptable to such indemnified party, that notwithstanding any federal, state or common law, such settlement, compromise or consent shall not adversely affect the right of any indemnified party to indemnification as provided in this Section 2.

(d) If the indemnification provided for in this Section 2.10 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any loss, liability, claim, damage, or expense referred to therein, then the indemnifying party, in lieu of indemnifying such indemnified party hereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such loss, liability, claim, damage, or expense in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the statements or omissions that resulted in such loss, liability, claim, damage, or expense as well as any other relevant equitable considerations; provided, however, that no contribution by any Holder, when combined with any amounts paid by such Holder pursuant to Sections 2.10(b) or 2.10(c) shall exceed the aggregate gross proceeds (net of Selling Expenses) from the offering received by such Holder. The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties’ relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission.

(e) Notwithstanding the foregoing, to the extent that the provisions on indemnification and contribution contained in the underwriting agreement entered into in connection with the underwritten public offering are in conflict with the foregoing provisions, the provisions in the underwriting agreement shall control.

(f) The obligations of the Company and Holders under this Section 2.10 shall survive the completion of any offering of Registrable Securities in a registration statement under this Section 2, and any termination of this Agreement.

2.11 Reports Under Exchange Act. With a view to making available to the Holders the benefits of Rule 144 and any other rule or regulation of the SEC that may at any time permit a Holder to sell securities of the Company to the public without registration or pursuant to a registration on Form S-3, the Company agrees to:

(a) make and keep public information available, as those terms are understood and defined in Rule 144, at all times after ninety (90) days after the effective date of the first registration statement filed by the Company for the offering of its securities to the general public;

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(b) file with the SEC in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act; and

(c) furnish to any Holder, so long as the Holder owns any Registrable Securities, forthwith upon request (i) a written statement by the Company that it has complied with the reporting requirements of Rule 144 (at any time after ninety (90) days after the effective date of the first registration statement filed by the Company), the Securities Act and the Exchange Act (at any time after it has become subject to such reporting requirements), or that it qualifies as a registrant whose securities may be resold pursuant to Form S-3 (at any time after it so qualifies), (ii) a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company, if such reports or documents are not available on EDGAR, and (iii) such other information as may be reasonably requested in availing any Holder of any rule or regulation of the SEC that permits the selling of any such securities without registration or pursuant to such form.

2.12 Assignment of Registration Rights. The rights to cause the Company to register Registrable Securities pursuant to this Section 2 may be assigned (but only with all related obligations) by (a) a Holder to a transferee or assignee of such securities who, after such assignment or transfer, holds at least 50,000 of the shares of Registrable Securities (subject to appropriate adjustment for any stock splits, dividends, consolidations, combinations, subdivisions, reclassifications and the like effected after the date hereof (“Recapitalizations”) and other recapitalizations and including for purposes of such calculation the shares of Common Stock then issuable upon conversion of Preferred Stock) or (b) a Holder to its shareholders, partners, members, former partners or former members (or their estates), subsidiaries or affiliates; provided that: (i) the Company is, within a reasonable time after such transfer, furnished with written notice of the name and address of such transferee or assignee and the securities with respect to which such registration rights are being assigned; (ii) such transferee or assignee agrees in writing to be bound by and subject to the terms and conditions of this Agreement; and (iii) such assignment shall be effective only if immediately following such transfer the further disposition of such securities by the transferee or assignee is restricted under the Securities Act. For the purposes of determining the number of shares of Registrable Securities held by a transferee or assignee, the holdings of transferees and assignees of a partnership or limited liability company who are partners or retired partners of such partnership or members of such limited liability company (including spouses and ancestors, lineal descendants and siblings of such partners or members or spouses who acquire Registrable Securities by gift, will or intestate succession) shall be aggregated together and with the partnership or limited liability company, as the case may be; provided that all assignees and transferees who would not qualify individually for assignment of registration rights shall have a single attorney-in-fact for the purpose of exercising any rights, receiving notices or taking any action under this Section 2.

2.13 Amendment of Registration Rights. Any provision of this Section 2 may be amended and the observance thereof may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the Holders of at least sixty-five percent (65%) of the Registrable Securities then outstanding (excluding any Key Holder Shares in all cases other than amendments and/or waivers of Section 2.3) (the “Requisite Percentage”). Any amendment or waiver effected in accordance with this Section 2.13 shall be binding upon each Holder and the Company.

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2.14 Limitations on Subsequent Registration Rights. From and after the date of this Agreement, except as permitted by Section 4.7 hereof, the Company shall not, without the prior written consent of the Requisite Percentage, enter into any agreement with any holder or prospective holder of any securities of the Company that would allow such holder or prospective holder registration rights on a parity with or senior to those granted to the Holders hereunder, other than the right to a Special Registration Statement.

2.15 “Market Stand-Off” Agreement. If requested by the managing underwriter of the Company’s Initial Offering, each Holder hereby agrees that such Holder shall not sell, transfer, make any short sale of, grant any option for the purchase of, or enter into any hedging or similar transaction with the same economic effect as a sale, any Common Stock (or other securities) of the Company held by such Holder (other than those included in the registration) for a period specified by the representative of the underwriters of Common Stock (or other securities) of the Company not to exceed one hundred eighty (180) days (subject to such extension(s) as may be required by the underwriters to publish research reports while complying with Rule 2711 of the Financial Industry Regulatory Authority, Inc.) following the effective date of a registration statement of the Company filed under the Securities Act; provided that such agreement shall apply only to the Company’s Initial Offering; provided further that all officers and directors of the Company and holders of at least one percent (1%) of the Company’s voting securities are bound by and have entered into similar agreements; provided further that such agreement shall provide that any discretionary waiver or termination of the restrictions of such agreement by the Company or representative of the underwriters shall apply to the Holders on a pro-rata basis based on the number of Registrable Securities held; and provided further, that the restrictions set forth herein shall not apply to shares purchased in the Initial Offering or to shares acquired in the public markets following effectiveness of the registration statement of the Company relating to the Initial Offering. Each Holder agrees to execute and deliver such other agreements as may be reasonably requested by the Company or the underwriters that are consistent with the Holder’s obligations under this Section 2.15 or that are necessary to give further effect thereto.

The Company may impose stop-transfer instructions with respect to the shares of Common Stock (or other securities) subject to the foregoing restriction until the end of such period of restriction.

(a) Each Holder agrees that a legend reading substantially as follows shall be placed on all certificates representing all Registrable Securities of each Holder (and the shares or securities of every other person subject to the restriction contained in this Section 2.15):

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO A LOCK-UP PERIOD OF UP TO 180 DAYS AFTER THE EFFECTIVE DATE OF THE ISSUER’S FIRST REGISTRATION STATEMENT FILED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AS SET FORTH IN AN AGREEMENT BETWEEN THE COMPANY AND THE ORIGINAL HOLDER OF THESE SECURITIES, A COPY OF WHICH MAY BE OBTAINED AT THE ISSUER’S PRINCIPAL OFFICE. SUCH LOCK-UP PERIOD IS BINDING ON TRANSFEREES OF THESE SHARES.”

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The Company shall use all reasonable efforts to cause each future holder of its securities to enter into an agreement substantially similar to the lock-up agreement set forth in this Section 2.15.

2.16 Agreements to Furnish Information. It shall be a condition precedent to the obligations of the Company to take any action pursuant to this Section 2 with respect to the Registrable Securities of any selling Holder that such Holder shall furnish to the Company such information regarding itself, the Registrable Securities held by it, and the intended method of disposition of such securities as shall be required to effect the registration of such Holder’s Registrable Securities. Each Holder agrees to execute and deliver such other agreements as may be reasonably requested by the Company or the underwriters that are consistent with the Holder’s obligations under Section 2.15 or that are necessary to give further effect thereto. In addition, if requested by the Company or the representative of the underwriters of Common Stock (or other securities) of the Company, each Holder shall provide promptly such information as may be required by the Company or such representative in connection with the completion of any public offering of the Company’s securities pursuant to a registration statement filed under the Securities Act. The obligations described in Section 2.15 and this Section 2.16 shall not apply to a Special Registration Statement. The underwriters of the Company’s stock are intended third party beneficiaries of Sections 2.15 and 2.16 and shall have the right, power and authority to enforce the provisions hereof as though they were a party hereto. If requested by the underwriter, each Holder agrees to execute the underwriter’s standard lock-up agreement provided that such agreement is substantially similar to the provisions of Section 2.15.

2.17 Termination of Registration Rights. No Holder shall be entitled to exercise any right provided for in this Section 2 upon the earlier of (a) the date seven (7) years after the effective date of a registration statement filed by the Company under the Securities Act in connection with the Initial Offering or (b) with respect to any Holder, such time after the effective date of a registration statement filed by the Company under the Securities Act in connection with the Initial Offering as Rule 144 or another similar exemption under the Securities Act is available for the sale of all of such Holder’s shares without restriction.

3.	Covenants of the Company

3.1	Financial Information

(a) The Company shall deliver, along with a certificate of an officer of the Company, to each Investor, together with its affiliates, that holds at least Seven Hundred Fifty Thousand (750,000) shares (as appropriately adjusted for any Recapitalizations) of Common Stock issued or issuable upon conversion of the Shares (each a “Major Investor”), as soon as practicable, but in any event within one hundred eighty (180) days after the end of each fiscal year of the Company, a statement of operations for such fiscal year, a balance sheet of the Company, a statement of cash flows for such fiscal year, and statement of shareholders’ equity as of the end of such year, such year-end financial reports to be in reasonable detail, prepared in accordance with generally accepted accounting principles (“GAAP”), and audited and certified by independent public accountants of nationally recognized standing selected by the Company and approved by the Company’s Board of Directors; and

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(b) The Company shall deliver, along with a certificate of an officer of the Company, to each Major Investor, (i) as soon as practicable, but in any event within ninety (90) days after the end of each of the first three (3) quarters of each fiscal year of the Company, an unaudited statement of operations, statement of cash flows for such fiscal quarter, and balance sheet for and as of the end of such fiscal quarter, including a comparison to annual budget figures for such period, (ii) as soon as practicable, but in any event within thirty (30) days after the end of each of month, an unaudited statement of operations, statement of cash flows for such month, and balance sheet for and as of the end of such month, including a comparison to annual budget figures for such period, and (iii) the Company’s annual budget and operating plans for each fiscal year.

3.2 Right of First Offer. Subject to the terms and conditions specified in this Section 3.1(a), the Company hereby grants to each Major Investor a right of first offer with respect to future sales by the Company of its Equity Securities (as hereinafter defined). Each time the Company proposes to offer any shares of, or securities convertible into or exercisable for any shares of, any class of its capital stock (“Equity Securities”), the Company shall first make an offering of such Equity Securities to each Major Investor in accordance with the following provisions:

(a) The Company shall deliver a written notice in accordance with Section 4.5 to the Major Investors stating (i) the Company’s bona fide intention to offer such Equity Securities, (ii) the number of such Equity Securities to be offered, and (iii) the price and terms, if any, upon which the Company proposes to offer such Equity Securities (the “Notice”).

(b) Within fifteen (15) calendar days after giving of the Notice, the Major Investor may elect in writing to purchase or obtain, at the price and on the terms specified in the Notice, up to that portion of such Equity Securities which equals the proportion that the number of shares of Common Stock issued and held, or issuable upon conversion of the Shares then held, by such Major Investor bears to the total number of shares of Common Stock of the Company then outstanding (assuming full conversion and exercise of all convertible or exercisable securities). The Company shall promptly, in writing, inform each Major Investor that purchases all the shares available to it (a “Fully-Exercising Investor”) of any other Major Investor’s failure to do likewise. During the ten-day period commencing after such information is given, each Fully-Exercising Investor shall be entitled to obtain that portion of the Equity Securities for which Major Investors were entitled to subscribe but which were not subscribed for by the Major Investors (the “Overallotment Right”), such portion equal to the proportion that the number of shares of Common Stock issued and held, or issuable upon conversion of Shares then held, by such Fully-Exercising Investor bears to the total number of shares of Common Stock issued and held, or issuable upon conversion of the Shares then held, by all Fully-Exercising Investors who wish to purchase some of the unsubscribed shares; provided, however, if any Wellington Investor chooses not to purchase all the shares available to it, then the other Wellington Investors shall have the right to purchase such shares not subscribed for by such Wellington Investor, in preference to the Overallotment Right.

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(c) If all Equity Securities that the Major Investors are entitled to obtain pursuant to Section 3.2(b) are not elected to be obtained as provided in Section 3.2(b) hereof, the Company may, during the sixty (60) day period following the expiration of the period provided in Section 3.2(b) hereof, offer the remaining unsubscribed portion of such Equity Securities to any person or persons at a price not less than, and upon terms no more favorable to the offeree than those specified in the Notice. If the Company does not enter into an agreement for the sale of the Equity Securities within such period, or if such agreement is not consummated within sixty (60) days of the execution thereof, the right provided hereunder shall be deemed to be revived and such Equity Securities shall not be offered unless first reoffered to the Major Investors in accordance herewith.

(d) The right of first offer in this Section 3.1(a) shall not be applicable to (i) issuances of shares of capital stock of the Company that are not deemed to be “Additional Stock” pursuant to Article IV, Section B.4(d)(ii) of the Company’s Amended and Restated Articles of Incorporation, as the same may be amended (the “Restated Charter”) and (ii) shares of the Company’s Series F Preferred Stock sold pursuant Purchase Agreement.

3.3 Confidentiality of Records. Each Investor agrees to use reasonable care to keep confidential any information furnished to such Investor that the Company identifies as being confidential or proprietary (so long as such information is not in the public domain), except that such Investor may disclose such proprietary or confidential information (i) to its attorneys, accountants, consultants, and other professionals to the extent necessary to obtain their services in connection with monitoring its investment in the Company; (ii) to any prospective purchaser of any Registrable Securities from such Investor, if such prospective purchaser agrees to be bound by the provisions of this Section 3.3; (iii) to any existing or prospective affiliate, partner, member, stockholder, or wholly owned subsidiary of such Investor in the ordinary course of business (or to their affiliates, partners, members, stockholders, or wholly owned subsidiaries, or their attorneys, accountants, consultants, and other professionals to the extent necessary to obtain their services in the case of a Wellington Investor, the partners of such Wellington Investor’s partners) provided that such Investor informs such Person that such information is confidential and directs such Person to maintain the confidentiality of such information; (iv) as may otherwise be required by law, provided that the Investor promptly notifies the Company of such disclosure, takes reasonable steps to minimize the extent of any such required disclosure and discloses the minimum amount of information necessary to satisfy such legal requirement; (v) at such time as it enters the public domain through no fault of such Investor; (vi) that is communicated to it free of any obligation of confidentiality; or (vii) that is developed by Investor or its agents independently of and without reference to any confidential information communicated by the Company.

3.4 Reservation of Common Stock. The Company will at all times reserve and keep available, solely for issuance and delivery upon the conversion of its Preferred Stock, all Common Stock issuable from time to time upon such conversion.

3.5 Equity Awards. Unless otherwise approved by the Board of Directors, including at least three (3) of the directors designated by InterWest Partners X, LP, KPCB Holdings, Inc., Healthcare Royalty Partners II, L.P. or Valence Advantage Life Sciences Fund II, L.P. (or any of their respective affiliates),

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(a) all stock options and other stock equivalents issued after the date of this Agreement to employees, directors, consultants and other service providers of the Company subject to the Company’s right of repurchase on unvested shares at cost, shall be subject to vesting as follows: (a) twenty-five percent (25%) of such stock shall vest at the end of the first year following the earlier of the date of issuance or such person’s services commencement date with the Company, and (b) seventy-five percent (75%) of such stock shall vest monthly over the remaining three (3) years; and

(b) if employees of the Company are permitted to exercise unvested stock options, the repurchase option with respect to the shares shall provide that upon termination of the employment of the shareholder, with or without cause, the Company or its assignee (to the extent permissible under applicable securities laws) shall retain the option to repurchase at cost any unvested shares held by such shareholder.

3.6 Directors’ and Officers’ Insurance and Indemnification. The Company agrees to use reasonable efforts to promptly obtain and maintain in full force and effect customary and standard director and officer liability insurance coverage in an appropriate amount and in a form as determined by the Board of Directors. In addition, as determined by the Board of Directors, the Company shall enter into and at all times maintain indemnification agreements with each of its directors to indemnify such directors to the maximum extent permissible under applicable law.

3.7 Inspection Rights. Each Major Investor shall have the right to visit and inspect any of the properties of the Company or any of its subsidiaries, and to discuss the affairs, finances and accounts of the Company or any of its subsidiaries with its officers, and to review such information as is reasonably requested all at such reasonable times and as often as may be reasonably requested; provided, however, that the Company shall not be obligated under this Section 3.7 with respect to a competitor of the Company or with respect to information which the Board of Directors determines in good faith is confidential or attorney-client privileged and should not, therefore, be disclosed.

3.8 Invention Assignment and Confidentiality Agreement. The Company shall require all employees and consultants to execute and deliver an Invention Assignment and Confidentiality Agreement substantially in a form approved by the Company’s counsel or Board of Directors.

3.9 Protective Provisions Requiring Board Consent

For so long as at least 1,000,000 shares of Series D Preferred Stock (as appropriately adjusted for any Recapitalizations) or 1,000,000 shares of Series E Preferred Stock (as appropriately adjusted for any Recapitalizations) or 1,000,000 shares of Series F Preferred Stock (as appropriately adjusted for any Recapitalizations) remain outstanding, the Company will not, without obtaining the consent of a majority of the directors then serving on the Board of Directors:

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(a) authorize the issuance of indebtedness for borrowed money of greater than two hundred fifty thousand dollars ($250,000) outside of the ordinary course of business;

(b) own or permit any company affiliated with the Company to own any stock or other securities of any affiliate company or corporation, partnership or entity;

(c) hire any employee with an annual compensation package of greater than two hundred thousand dollars ($200,000);

(d) pledge or grant a security interest in any assets of the Company;

(e) sell, transfer, pledge, or encumber technology or intellectual property, other than licenses granted in the ordinary course of business;

(f) make guarantees of third-party loans to employees or of obligations of wholly owned subsidiaries, except in the ordinary course of business;

(g) increase the number of shares authorized under the Company’s 2005 Stock Incentive Plan or any successor to the Company’s 2005 Stock Incentive Plan;

(h) enter into any agreements (other than employment agreements), including but not limited to leases, that obligate the Company to make aggregate annual payments in excess of fifty thousand dollars ($50,000);

(i) enter into any material transactions with any director or management employee or immediate families or affiliates thereof;

(j) amend the articles of incorporation or bylaws of the Company; or

(k) establish or invest in any subsidiary or joint venture.

3.10 Board Consent for Exceptions to Conversion Price Adjustments. Pursuant to Article IV, Section B.4(d)(ii)(A), (C), (F), (G) or (J) of the Restated Charter, certain issuances of securities by the Company (each, an “Approvable Issuance” and, together, the “Approvable Issuances”) will not be deemed to be issuances of “Additional Stock” (as defined in the Restated Charter) if such Approvable Issuances are approved by a majority of the directors then serving on the Board of Directors (the “Majority Director Vote”). Notwithstanding the foregoing, the Company will not consummate an Approvable Issuance (even if the Majority Director Vote has been obtained) unless the Company (A) agrees to treat the Approvable Issuance as an issuance of Additional Stock that causes a Conversion Price (as defined in the Restated Charter) adjustment or (B) obtains the consent of each Preferred Designee (as defined in the Restated Charter) designated by a series of Preferred Stock that would be subject to a Conversion Price (as defined in the Restated Charter) adjustment but for such Majority Director Vote.

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3.11 Approval for Acquisition or Dissolution. In addition to any other vote or consent required by law, the Company shall not (by amendment, merger, consolidation or otherwise, and either directly or indirectly by subsidiary) without first obtaining the approval (by vote or written consent as provided by law) of the holders of at least sixty-five percent (65%) of the Preferred Stock then outstanding, voting together as a single class on an as converted to common basis, consummate an Acquisition (as defined in the Restated Charter) or a dissolution, liquidation or winding up of the Company.

3.13 Termination of Certain Covenants. The covenants set forth in this Section 3 (other than the covenant set forth in Section 3.2) shall terminate and be of no further force or effect upon the earlier of (a) the consummation of the sale of securities pursuant to a registration statement filed by the Company under the Securities Act in connection with the Initial Offering (as defined in this Agreement), or (b) an “Acquisition” of the Company (as defined in the Company’s Restated Charter). The covenant set forth in Section 3.2 shall terminate and be of no further force or effect upon the earlier of (a) the consummation of the Initial Offering (as defined in the Company’s Restated Charter), or (b) an Acquisition of the Company.

4.	Miscellaneous

4.1 Successors and Assigns. Except as otherwise provided herein, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties (including permitted transferees of any shares of Registrable Securities). Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

4.2 Governing Law. This Agreement shall be governed by and construed under the laws of the State of California as applied to agreements among California residents entered into and to be performed entirely within California. The parties agree that any action brought by any party under or in relation to this Agreement, including without limitation to interpret or enforce any provision of this Agreement, shall be brought in, and each party agrees to and does hereby submit to the jurisdiction and venue of, any state or federal court located in the County of San Francisco, California.

4.3 Counterparts; Facsimile Signatures. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. This Agreement may be executed and delivered by facsimile or other electronic transmission and upon such delivery the facsimile or other electronic transmission signature will be deemed to have the same effect as if the original signature had been delivered to the other parties.

4.4 Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

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4.5 Notices. Unless otherwise provided, any notice required or permitted under this Agreement shall be given in writing and shall be deemed effectively given upon personal delivery to the party to be notified, one (1) business day after delivery by confirmed facsimile transmission or nationally recognized overnight courier service, three (3) business days after deposit with the United States Post Office, or three (3) business days after being sent by registered or certified mail, postage prepaid and addressed to the party to be notified at the address (and with such copies, which shall not constitute notice) indicated for such party on the signature page hereof, or at such other address as such party may designate by ten (10) days’ advance written notice to the other parties.

4.6 Attorney’s Fees. If any action at law or in equity is necessary to enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to reasonable attorneys’ fees, costs and necessary disbursements in addition to any other relief to which such party may be entitled.

4.7 Amendments and Waivers. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the Requisite Percentage; provided, however, that the rights and privileges with respect to the Wellington Investors in Sections 2.15, 3.1, 3.2, 3.7 and 3.8 and this proviso may be amended or waived only with the written consent of the Holders of at least seventy-five percent (75%) of the Registrable Securities then outstanding and held by the Wellington Investors. Notwithstanding the foregoing, this Agreement may not be amended, modified or terminated and the observance of any term hereunder may not be waived with respect to any Investor without the written consent of such Investor unless such amendment, modification, termination or waiver applies to all Investors in the same fashion. The Company shall give prompt written notice of any amendment, modification or termination hereof or waiver hereunder to any party hereto that did not consent in writing to such amendment, modification, termination or waiver. Any amendment or waiver effected in accordance with this Section 4.7 shall be binding upon each holder of any Registrable Securities then outstanding, each future holder of all such Registrable Securities, the Investors, and the Company.

4.8 Effect of Amendment or Waiver. Each Investor acknowledges that by the operation of Section 4.7 hereof the Requisite Percentage will have the right and power to diminish or eliminate all rights of such Investor under this Agreement, except with respect to the limitation set forth in the proviso of the first sentence of Section 4.7 with respect to the Wellington Investors.

4.9 Severability. In the event one or more of the provisions of this Agreement should, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions of this Agreement, and this Agreement shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein.

4.10 Aggregation of Stock. All shares of Registrable Securities held or acquired by affiliated entities or persons shall be aggregated together for the purpose of determining the availability of any rights under this Agreement. For purposes of this Agreement, (a) each Wellington Investor shall be deemed to be an “affiliate” of or “affiliated with” each other Wellington Investor, and (b) an entity that is an “affiliate” of or “affiliated with” a

23

Wellington Investor shall not be deemed to be an “affiliate” of or “affiliated with” any other Wellington Investor unless such entity is a Wellington Investor (and, for the avoidance of doubt, an “affiliate” of such entity shall not be deemed an “affiliate” of or “affiliated with” any Wellington Investor solely by virtue of being an “affiliate” of or “affiliated with” such entity).

4.11 Entire Agreement. This Agreement and the Exhibits hereto, along with the Purchase Agreement and the other documents delivered pursuant thereto constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof and thereof and no party shall be liable or bound to any other in any manner by any oral or written representations, warranties, covenants and agreements except as specifically set forth herein and therein. Each party expressly represents and warrants that it is not relying on any oral or written representations, warranties, covenants or agreements outside of this Agreement.

4.12 Delays or Omissions. It is agreed that no delay or omission to exercise any right, power or remedy accruing to any party, upon any breach, default or noncompliance by another party under this Agreement shall impair any such right, power or remedy, nor shall it be construed to be a waiver of any such breach, default or noncompliance, or any acquiescence therein, or of or in any similar breach, default or noncompliance thereafter occurring. It is further agreed that any waiver, permit, consent or approval of any kind or character on any party’s part of any breach, default or noncompliance under this Agreement or any waiver on such party’s part of any provisions or conditions of the Agreement must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement by law, or otherwise afforded to any party, shall be cumulative and not alternative.

4.13 Prior Agreement Superseded.

Upon the effectiveness of this Agreement, the Prior Rights Agreement shall be superseded and replaced in its entirety by this Agreement. Upon such effectiveness, all provisions of, rights granted and covenants made in the Prior Rights Agreement are hereby waived, released and superseded in their entirety by the provisions hereof and shall have no further force or effect.

[Remainder of page intentionally left blank; signature page follows.]

24

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

COMPANY:

INVUITY, INC.

By:	/s/ Philip Sawyer
Philip Sawyer, Chief Executive Officer

Address:	444 De Haro Street San Francisco, California 94107

SERIES F FOURTH AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT

SIGNATURE PAGE FOR INVUITY, INC.

KEY HOLDER:

WOODBERRY-TRAUNER TRUST

By:	/s/ Kenneth Trauner
Name:	Kenneth Trauner
Title:	Trustee

SERIES F FOURTH AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT

SIGNATURE PAGE FOR INVUITY, INC.

KEY HOLDER:

ALEX VAYSER

/s/ Alex Vayser

KEVIN B. MAY AND JODIE C. MAY, HUSBAND AND WIFE AS COMMUNITY PROPERTY WITH RIGHT OF SURVIVORSHIP

/s/ Alex Vayser
By: Alex Vayser, Proxy Holder

SERIES F FOURTH AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT

SIGNATURE PAGE FOR INVUITY, INC.

INVESTORS:

Hadley Harbor Master Investors (Cayman) L.P.

By: Wellington Management Company LLP, as investment adviser

By:	/s/ Emily D. Babalas
Name:	Emily D. Babalas
Title:	Vice President and Counsel

The Hartford Capital Appreciation Fund

By: Wellington Management Company LLP, as investment adviser

By:	/s/ Emily D. Babalas
Name:	Emily D. Babalas
Title:	Vice President and Counsel

With a copy to:

WilmerHale
60 State St.
Boston, MA 02482
Attn: Jason L. Kropp jason.kropp@wilmerhale.com
Facsimile: (617) 526-5000

SERIES F FOURTH AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT

SIGNATURE PAGE FOR INVUITY, INC.

INVESTORS:

ERIC W. ROBERTS

By:	/s/ Eric W. Roberts
Name:	Eric W. Roberts

VALENCE CDK SPV, L.P.

By:	/s/ Eric W. Roberts
Name:	Eric W. Roberts
Title:	Managing Member of General Partner

SERIES F FOURTH AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT

SIGNATURE PAGE FOR INVUITY, INC.

INVESTORS:

HEALTHCARE ROYALTY PARTNERS II, L.P.

By: HealthCare Royalty GP II, LLC, its General Partner

By:	/s/ Gregory B. Brown
Name:	Gregory B. Brown
Title:	Founding Managing Director

SERIES F FOURTH AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT

SIGNATURE PAGE FOR INVUITY, INC.

INVESTORS:

CDK ASSOCIATES, L.L.C.

By:	/s/ Karen Cross
Name:	Karen Cross
Title:	Treasurer

SERIES F FOURTH AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT

SIGNATURE PAGE FOR INVUITY, INC.

INVESTORS:

KPCB HOLDINGS, INC.

By:	/s/ Paul M. Vronsky
Name:	Paul M. Vronsky
Title:	General Counsel

SERIES F FOURTH AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT

SIGNATURE PAGE FOR INVUITY, INC.

INVESTORS:

INTERWEST PARTNERS X, LP

By: InterWest Management Partners X, LLC, its general partner

By:	/s/ W. Stephen Holmes
Name:	W. Stephen Holmes
Title:	Managing Director

SERIES F FOURTH AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT

SIGNATURE PAGE FOR INVUITY, INC.

INVESTORS:

COVENANT PROPERTIES, LLC

By:	/s/ Sidney J. Jansma III
Name:	Sidney J. Jansma III
Title:	Manager

HERITAGE HOLDING CO. LLC

By:	/s/ Sidney J. Jansma III
Name:	Sidney J. Jansma III
Title:	Manager

LEGACY LIFE SCIENCES, LLC

By:	/s/ Sidney J. Jansma III
Name:	Sidney J. Jansma III
Title:	Manager

SERIES F FOURTH AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT

SIGNATURE PAGE FOR INVUITY, INC.

INVESTORS:

HELIX FOUNDERS FUND, L.P.

By: HFF G.P., L.L.C., its General Partner

By:	/s/ Evgeny Zaytsev
Name:	Evgeny Zaytsev
Title:	Manager

SERIES F FOURTH AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT

SIGNATURE PAGE FOR INVUITY, INC.

INVESTORS:

WINDHAM-INV INVESTMENT I, LLC

By: WINDHAM VENTURE MANAGEMENT, LLC, Managing Member

By:	/s/ Adam E. Fine
Adam E. Fine
Its: Managing Member

WINDHAM LIFE SCIENCES PARTNERS, L.P.

By: Windham Life Sciences Partners General Partner, LLC

By:	/s/ Adam Fine
Name:	Adam Fine
Title:	Managing Member

SERIES F FOURTH AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT

SIGNATURE PAGE FOR INVUITY, INC.

INVESTORS:

RIVERROAD CAPITAL PARTNERS, LLC

By:	/s/ Gregory T. Lucier
Name:	Gregory T. Lucier
Title:	Managing Member

SERIES F FOURTH AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT

SIGNATURE PAGE FOR INVUITY, INC.

INVUITY, INC.

OMNIBUS AMENDMENT TO SERIES F PREFERRED STOCK PURCHASE AGREEMENT AND

INVESTOR RIGHTS AGREEMENT

This Omnibus Amendment to Series F Preferred Stock Purchase Agreement and Investor Rights Agreement is made as of March 4, 2015 (this “Amendment”), by and among Invuity, Inc. (the “Company”) and the undersigned individuals and entities listed on Schedule A (the “Investors”) to that certain Fourth Amended and Restated Investor Rights Agreement, dated February 6, 2015 (the “Investor Rights Agreement”), by and the Company and the Investors. All capitalized terms used but not defined herein shall have the meaning ascribed to them in the Investor Rights Agreement or the Purchase Agreement (as defined below), as applicable.

WHEREAS, the Company has entered into a Series F Preferred Stock Purchase Agreement dated February 6, 2015 (the “Purchase Agreement”) with certain of the Investors;

WHEREAS, in connection with the sale and purchase of Series F Preferred Stock pursuant to the Purchase Agreement, the Company has also entered into the Investor Rights Agreement with the Investors;

WHEREAS, the Purchase Agreement contemplated the sale and issuance of an aggregate of 26,200,000 shares of Series F Preferred Stock in one Closing;

WHEREAS, the Company and the Investors mutually wish to maximize the amount of funding obtained under the Purchase Agreement by allowing for the sale of an additional 4,410,000 shares of Series F Preferred Stock, and allowing additional Closings for a period of time expiring on March 13, 2015;

WHEREAS, Section 6.11 of the Purchase Agreement provides that the Purchase Agreement may be amended or modified only with the written consent of the Company and holders of a majority of the then outstanding Shares (treated as if converted and including any Conversion Shares);

WHEREAS, Section 4.7 of the Investor Rights Agreement provides that any term of the Investor Rights Agreement may be amended with the written consent of the Company and the holders of at least 65% of the Registrable Securities then outstanding (excluding any Key Holder Shares); and

WHEREAS, the Company and the undersigned Investors, representing the parties necessary to amend the Purchase Agreement and the Investor Rights Agreement, mutually wish to make certain amendments to the Purchase Agreement and Investor Rights Agreement.

NOW, THEREFORE, in consideration of the mutual agreements contained herein, the Company and the undersigned Investors agree as follows:

1. Amendment to Recitals of the Purchase Agreement. Effective as of the date hereof, and pursuant to Section 6.11 of the Purchase Agreement, the first recital of the Purchase Agreement is hereby amended and restated in its entirety to read as follows:

“WHEREAS, the Company has authorized the sale and issuance of an aggregate 30,610,000 shares of its Series F Preferred Stock (the “Shares”);”

2. Amendment to Section 1.1(b) of the Purchase Agreement. Effective as of the date hereof, and pursuant to Section 6.11 of the Purchase Agreement, Section 1.1(b) of the Purchase Agreement is hereby amended and restated in its entirety to read as follows:

“Subject to the terms and conditions of this Agreement, each Investor agrees to purchase and the Company agrees to sell and issue to each Investor, severally and not jointly, that number of Shares set forth opposite such Investor’s name on Schedule A hereto at a price of $0.7754 per share.”

3. Amendment to Section 1.2 of the Purchase Agreement. Effective as of the date hereof, and pursuant to Section 6.11 of the Purchase Agreement, Section 1.2 of the Purchase Agreement is hereby amended and restated in its entirety to read as follows:

“1.2 Closings.

(a) The purchase and sale of the Shares shall take place at one or more closings. The initial closing (the “Closing”) shall take place at the offices of Wilson Sonsini Goodrich & Rosati, Professional Corporation, One Market, Spear Tower, Suite 3300, San Francisco, CA, 94105, on February 6, 2014, or at such other time and place as the Company and the Investors acquiring in the aggregate a majority of the Shares to be purchased at the Closing shall mutually agree, either orally or in writing. At the Closing, the Company shall deliver to each Investor the various certificates, instruments and documents referred to in Section 4 below. As soon as practicable after the Closing, the Company shall deliver to each Investor a certificate representing the Shares that such Investor is purchasing against payment of the purchase price therefor by check, wire transfer or any combination thereof.

(b) If less than all of the Shares are sold and issued at the Closing, then, subject to the terms and conditions of this Agreement, the Company may sell and issue at one or more subsequent closings (each, a “Subsequent Closing”), at any time through March 13, 2015, up to the balance of the unissued Shares to such persons or entities as may be approved by the Company in its sole discretion. Any such sale and issuance in a Subsequent Closing shall be on the same terms and conditions as those contained herein, and such persons or entities shall, upon execution and delivery of the relevant signature pages, become parties to, and be bound by, this Agreement and the Ancillary Agreements (as defined below, and together with this Agreement, the “Agreements”), without the need for an amendment to any of the Agreements except to add such person’s or entity’s name to the appropriate exhibit to such Agreements, and shall have the rights and obligations hereunder and thereunder, in each case as of the date of the applicable Subsequent Closing. Each Subsequent Closing shall take place at such date, time and place as shall be approved by the Company in its sole discretion.

(c) Immediately after each Subsequent Closing, the Schedule of Investors will be amended to list the Investors purchasing Shares hereunder and the number of Shares issued to each Investor hereunder at each such Subsequent Closing. The Company will furnish to each Investor copies of the amendments to the Schedule of Investors referred to in the preceding sentence.”

4. Amendment to Section 5 of the Purchase Agreement. Effective as of the date hereof, and pursuant to Section 6.11 of the Purchase Agreement, the first paragraph of Section 5 and Sections 5.1 and 5.2 of the Purchase Agreement are hereby amended and restated in their entirety to read as follows:

“Conditions of the Company’s Obligations at the Closing. The obligations of the Company at the Closing or a Subsequent Closing to each Investor under this Agreement are subject to the fulfillment on or before the Closing or such Subsequent Closing of each of the following conditions by each Investor participating in the Closing or such Subsequent Closing:

5.1 Representations and Warranties. The representations and warranties of each Investor participating in the Closing or such Subsequent Closing contained in Section 3 shall be true and correct in all respects on and as of the Closing or such Subsequent Closing with the same effect as though such representations and warranties had been made on and as of the Closing or such Subsequent Closing.

5.2 Performance of Obligations. Such Investors shall have performed and complied with all agreements and conditions herein required to be performed or complied with by such Investors on or before the Closing or such Subsequent Closing.”

5. Amendment to Section 6.2 of the Purchase Agreement. Effective as of the date hereof, and pursuant to Section 6.11 of the Purchase Agreement, Section 6.2 of the Purchase Agreement is hereby amended and restated in its entirety to read as follows:

“6.2 Survival of Warranties. The warranties, representations and covenants of the Company and each Investor contained in or made pursuant to this Agreement shall survive the execution and delivery of this Agreement and the Closing or Subsequent Closing, as applicable.”

6. Amendment to Section 6.11(a) of the Purchase Agreement. Effective as of the date hereof, and pursuant to Section 6.11 of the Purchase Agreement, Section 6.11(a) of the Purchase Agreement is hereby amended and restated in its entirety to read as follows:

“(a) This Agreement may be amended or modified only upon the written consent of the Company and holders of a majority of the then outstanding Shares (treated as if converted and including any Conversion Shares) (the “Requisite Percentage”); provided, however, that Investors purchasing shares in a Subsequent Closing may become parties to this Agreement in accordance with Section 1.2 without any amendment of this Agreement pursuant to this paragraph or any consent or approval of any other Investor.”

7. Amendment to Section 3.9(h) of the Investor Rights Agreement. Effective as of the date hereof, and pursuant to Section 4.7 of the Investor Rights Agreement, Section 3.9(h) of the Investor Rights Agreement is hereby amended and restated in its entirety to read as follows:

“(h) enter into any agreements (other than employment agreements), including but not limited to leases, that obligate the Company to make aggregate annual payments in excess of two hundred fifty thousand dollars ($250,000);”

8. Full Force and Effect. To the extent not expressly amended hereby, the Purchase Agreement and Investor Rights Agreement remain in full force and effect.

9. Entire Agreement. This Amendment, together with the Purchase Agreement and Investor Rights Agreement (to the extent each is not amended hereby) and all exhibits thereto, represent the entire agreement of the parties and shall supersede any and all previous contracts, arrangements or understandings between the parties with respect to the subject matter herein.

10. Governing Law. This Amendment shall be governed by and construed and interpreted under the laws of the State of California without reference to conflicts of law principles.

11. Modification. This Amendment may not be altered, amended or modified in any way except in accordance with the relevant provisions of the Purchase Agreement and the Investor Rights Agreement, as applicable. Waiver of any term or provision of this Amendment or forbearance to enforce any term or provision by any party shall not constitute a waiver as to any subsequent breach or failure of the same term or provision or a waiver of any other term or provision of this Amendment.

12. Counterparts. This Amendment may be executed in counterparts, each of which shall be declared an original, but all of which together shall constitute one and the same instrument.

13. Facsimile. This Amendment may be executed by facsimile.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the day and year first above written.

COMPANY: INVUITY, INC.

By:	/s/ Philip Sawyer
Philip Sawyer, Chief Executive Officer

Address: 444 De Haro Street San Francisco, California 94107

Invuity, Inc. – Signature Page to Omnibus Amendment to

Series F Preferred Stock Purchase Agreement and Investor Rights Agreement

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the day and year first above written.

INVESTOR: Hadley Harbor Master Investors (Cayman) L.P. By: Wellington Management Company LLP, as investment adviser

By:	/s/ Steven M. Hoffman
Name: Steven M. Hoffman
Title: Managing Director and Counsel

The Hartford Capital Appreciation Fund By: Wellington Management Company LLP, as investment adviser

By:	/s/ Steven M. Hoffman
Name: Steven M. Hoffman
Title: Managing Director and Counsel

Invuity, Inc. – Signature Page to Omnibus Amendment to

Series F Preferred Stock Purchase Agreement and Investor Rights Agreement

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the day and year first above written.

INVESTOR: RIVERROAD CAPITAL PARTNERS, LLC

By:	/s/ Gregory T. Lucier
Name: Gregory T. Lucier
Title: Managing Member

Invuity, Inc. – Signature Page to Omnibus Amendment to

Series F Preferred Stock Purchase Agreement and Investor Rights Agreement

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the day and year first above written.

INVESTOR: ERIC W. ROBERTS

By:	/s/ Eric W. Roberts
Name: Eric W. Roberts

VALENCE CDK SPV, L.P.

By:	/s/ Eric W. Roberts
Name: Eric W. Roberts
Title: Managing Member of General Partner

Invuity, Inc. – Signature Page to Omnibus Amendment to

Series F Preferred Stock Purchase Agreement and Investor Rights Agreement

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the day and year first above written.

INVESTOR: ROBERTSON REVOCABLE TRUST

By:	/s/ Sanford R. Robertson

Name:	Sanford R. Robertson

Title:	Trustee

Invuity, Inc. – Signature Page to Omnibus Amendment to

Series F Preferred Stock Purchase Agreement and Investor Rights Agreement

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the day and year first above written.

INVESTOR: HEALTHCARE ROYALTY PARTNERS II, L.P. By: HealthCare Royalty GP II, LLC, its General Partner

By:	/s/ Gregory B. Brown
Name: Gregory B. Brown
Title: Founding Managing Director

Invuity, Inc. – Signature Page to Omnibus Amendment to

Series F Preferred Stock Purchase Agreement and Investor Rights Agreement

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the day and year first above written.

INVESTOR: CDK ASSOCIATES, L.L.C.

By:	/s/ Karen Cross
Name: Karen Cross
Title: Treasurer

Invuity, Inc. – Signature Page to Omnibus Amendment to

Series F Preferred Stock Purchase Agreement and Investor Rights Agreement

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the day and year first above written.

INVESTOR: KPCB HOLDINGS, INC.

By:	/s/ Paul M. Vronsky

Name:	Paul M. Vronsky

Title:	General Counsel

Invuity, Inc. – Signature Page to Omnibus Amendment to

Series F Preferred Stock Purchase Agreement and Investor Rights Agreement

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the day and year first above written.

INVESTOR: INTERWEST PARTNERS X, LP By: InterWest Management Partners X, LLC, its general partner

By:	/s/ Khaled A. Nasr

Name:	Khaled A. Nasr

Title:	Venture Member

Invuity, Inc. – Signature Page to Omnibus Amendment to

Series F Preferred Stock Purchase Agreement and Investor Rights Agreement

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the day and year first above written.

INVESTOR: THE MARC R. BENIOFF REVOCABLE TRUST U/A/D 12/3/2004

By:	/s/ Marc R. Benioff

Name:	Marc R. Benioff

Title:	Trustee

Invuity, Inc. – Signature Page to Omnibus Amendment to

Series F Preferred Stock Purchase Agreement and Investor Rights Agreement

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the day and year first above written.

INVESTOR: ALAFI CAPITAL COMPANY, LLC

By:	/s/ Moshe Alafi

Name:	Moshe Alafi

Title:	Managing Partner

Invuity, Inc. – Signature Page to Omnibus Amendment to

Series F Preferred Stock Purchase Agreement and Investor Rights Agreement

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the day and year first above written.

INVESTOR: THE FRIED LIVING TRUST DATED 1-3-2008, ELIOT FRIED AND CYNTHIA FRIED AS TRUSTEES

By:	/s/ Eliot M. Fried

Name:	Eliot M. Fried

Title:	Trustee

Invuity, Inc. – Signature Page to Omnibus Amendment to

Series F Preferred Stock Purchase Agreement and Investor Rights Agreement

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the day and year first above written.

INVESTOR: COVENANT PROPERTIES, LLC

By:	/s/ Sidney J. Jansma III

Name:	Sidney J. Jansma

Title:	Manager

HERITAGE HOLDING CO. LLC

By:	/s/ Sidney J. Jansma III

Name:	Sidney J. Jansma

Title:	Manager

LEGACY LIFE SCIENCES, LLC

By:	/s/ Sidney J. Jansma III

Name:	Sidney J. Jansma

Title:	Manager

Invuity, Inc. – Signature Page to Omnibus Amendment to

Series F Preferred Stock Purchase Agreement and Investor Rights Agreement

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the day and year first above written.

INVESTOR: HELIX FOUNDERS FUND, L.P. By: HFF G.P., L.L.C., its General Partner

By:	/s/ Evgeny V. Zaytsev

Name:	Evgeny V. Zaytsev

Title:	Member

Invuity, Inc. – Signature Page to Omnibus Amendment to

Series F Preferred Stock Purchase Agreement and Investor Rights Agreement

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the day and year first above written.

INVESTOR: WINDHAM-INV INVESTMENT I, LLC By: WINDHAM VENTURE MANAGEMENT, LLC, Managing Member

By:	/s/ Lindsay Redfield POA
Adam E. Fine
Its: Managing Member

WINDHAM LIFE SCIENCES PARTNERS, L.P. By: Windham Life Sciences Partners General Partner, LLC

By:	/s/ Lindsay Redfield POA
Name: Adam Fine
Title: Managing Member

Invuity, Inc. – Signature Page to Omnibus Amendment to

Series F Preferred Stock Purchase Agreement and Investor Rights Agreement

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the day and year first above written.

INVESTOR: RICHARDSON FAMILY TRUST

By:	/s/ Stephen Richardson
Stephen Richardson, Co-Trustee

By:	/s/ Kimberly Richardson
Kimberly Richardson, Co-Trustee

Invuity, Inc. – Signature Page to Omnibus Amendment to

Series F Preferred Stock Purchase Agreement and Investor Rights Agreement

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the day and year first above written.

KEY HOLDER: WOODBERRY-TRAUNER TRUST

By:	/s/ Ken Trauner

Name:	Ken Trauner

Title:	Trustee

Invuity, Inc. – Signature Page to Omnibus Amendment to

Series F Preferred Stock Purchase Agreement and Investor Rights Agreement

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the day and year first above written.

KEY HOLDER: ALEX VAYSER

/s/ Alex Vayser

KEVIN B. MAY AND JODIE C. MAY, HUSBAND AND WIFE AS COMMUNITY PROPERTY WITH RIGHT OF SURVIVORSHIP

/s/ Alex Vayser
By: Alex Vayser, Proxy Holder

Invuity, Inc. – Signature Page to Omnibus Amendment to

Series F Preferred Stock Purchase Agreement and Investor Rights Agreement